EXHIBIT 99.1

APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer

For Immediate Release
CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FD
Investor Contact: Alexandra Tramont
(212) 850-5600

MILLER INDUSTRIES REPORTS 2010 FOURTH QUARTER AND YEAR END RESULTS

CHATTANOOGA, Tennessee, March 8, 2011 – Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2010.

For the fourth quarter of 2010, net sales were $79.7 million, an increase of 18.9% compared with $67.0 million for the fourth quarter of 2009.  Net income in the fourth quarter of 2010 was $3.6 million, or $0.30 per diluted share, an increase of 79.4% as compared to net income of $2.0 million, or $0.17 per diluted share, in the prior year period.

Gross profit for the fourth quarter of 2010 was $13.1 million, or 16.4% of net sales, compared to $10.0 million, or 14.9% of net sales, for the fourth quarter of 2009.  For the fourth quarter of 2010, selling, general and administrative expenses were $7.0 million, compared to $6.7 million in the prior year period.

Other income related to foreign currency transactions was a net gain of $56,000 in the fourth quarter of 2010 compared to a net gain of $75,000 in the fourth quarter of 2009.

For the 2010 full-year period, net sales were $306.9 million, compared to $237.6 million in the prior year period, an increase of 29.2%.  The Company reported net income of $11.7 million, or $0.96 per diluted share, for the 2010 full-year period, compared to net income for 2009 full-year period of $6.0 million, or $0.51 per diluted share.  Other income related to foreign currency transactions was a net loss of $71,000 for the 2010 full-year period, compared to a $442,000 gain in the prior year period.

- MORE -

MILLER INDUSTRIES REPORTS 2010 FOURTH QUARTER AND	PAGE 2
YEAR END RESULTS

Jeffrey I. Badgley, President and Co-CEO of the Company, stated, “We are pleased with our 2010 full year results, which showed continued improvement in demand in our markets.  For the fourth quarter, we achieved substantial year-over-year revenue growth driven by increased government-related sales, an increase in the level of chassis sales from the third quarter and our improving domestic business.  Gross margin for the fourth quarter increased 150 basis points from 2009 levels as a result of the stronger sales as well as effects from our improved efficiencies and cost reduction initiatives. Our earnings growth also reflects our commitment to reinvest in the business through enhancements we have made to many of our facilities, which have created a more efficient production process.”

Mr. Badgley added, “As previously announced, we were awarded orders to manufacture 250 recovery units for a prime contractor under a government-related order during the fourth quarter.  The delivery of these units, which started at the end of the fourth quarter, will occur through the spring of 2011, with the majority of deliveries expected to occur in the first quarter.  While sales levels will reflect this trend, margin improvement will be partially offset by an increase in costs to accelerate our production schedule and meet the required deadline.  We believe this order is a testament to our innovation, the flexibility of our production and our team’s ability to meet tight customer deadlines while producing high quality products, and we will continue to aggressively pursue similar orders in the future.”

Mr. Badgley concluded, “Overall, we are pleased with our position heading into 2011.  We begin the year with healthy cash reserves and no debt, and while Europe continues to lag the broader markets, domestic demand appears to be steadily improving.  The 250 recovery unit order will help drive results for the first half of 2011, and our previous government add-on order, combined with what we expect to be improving demand levels, will support the Company for the second half of the year.  We will also continue to carefully monitor raw material costs and take appropriate actions as needed.  Additionally, we will utilize our strong cash position to reinvest in our business to support our growth objectives and increase long-term value for our shareholders.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet.  Management will host the call, which is scheduled for tomorrow, March 9, 2011, at 10:00 AM ET.  Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=77299

- MORE -

MILLER INDUSTRIES REPORTS 2010 FOURTH QUARTER AND	PAGE 3
YEAR END RESULTS

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software.  A replay of this call will be available approximately one hour after the live call ends through March 16, 2011.  The replay number is (877) 344-7529, Passcode 448209.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  They include statements in this release relating to the future economic activity and demand for our products, among others.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; the success and timing of existing and additional export and government orders; the cyclical nature of our industry; changes in fuel and other transportation costs; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2010, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

Miller Industries, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended			Year Ended
	December 31			December 31
			%			%
	2010	2009	Change	2010	2009	Change
NET SALES	$79,682	$67,009	18.9%	$306,897	$237,567	29.2%

COSTS AND EXPENSES:

COST OF OPERATIONS	66,611	57,034	16.8%	260,566	202,272	28.8%

SELLING, GENERAL AND	7,013	6,696	4.8%	26,665	24,905	7.1%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	59	89	-33.7%	305	883	-65.5%

OTHER (INCOME) EXPENSE	(56)	(75)	-25.3%	71	(442)	-116.0%

TOTAL COSTS AND EXPENSES	73,627	63,744	15.5%	287,607	227,618	26.4%

INCOME BEFORE INCOME TAXES	6,055	3,265	85.5%	19,290	9,949	93.9%

INCOME TAX PROVISION	2,437	1,248	95.3%	7,583	3,933	92.8%

NET INCOME	$3,618	$2,017	79.4%	$11,707	$6,016	94.6%

BASIC INCOME PER COMMON SHARE	$0.31	$0.17	82.4%	$1.00	$0.52	92.3%

DILUTED INCOME PER COMMON SHARE	$0.30	$0.17	76.5%	$0.96	$0.51	88.2%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,702	11,618	0.7%	11,671	11,611	0.5%
DILUTED	12,198	12,038	1.3%	12,163	11,902	2.2%